                                                                    EXHIBIT 23.2








CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following registration statements of our report dated March 25, 2005 (March 6, 2006, as to the effects of the discontinued operations described in Note 3), relating to the consolidated financial statements of Ramco-Gershenson Properties Trust as of December 31, 2004 and for each of the two years then ended appearing in the Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 2005:

                                                     REGISTRATION
                                                      STATEMENT
                                 FORM                   NUMBER

                               Form S-3                333-99345
                               Form S-3               333-113948
                               Form S-8                333-66409
                               Form S-8                333-42509
                               Form S-8               333-121008




s/  DELOITTE & TOUCHE LLP

Detroit, Michigan
March 6, 2006